Exhibit 10.1

Dean Krutty Executive Vice President, Operations – North America and Acting CEO	Arotech Corporation 1229 Oak Valley Drive Ann Arbor, Michigan 48108 Tel: (734) 761-5836 Fax: (734) 761-5368 http://www.arotech.com Nasdaq Global Market: ARTX Writer’s e-mail: krutty@arotechusa.com

January 26, 2017
Mr. Thomas J. Paup
c/o Arotech Corporation
1229 Oak Valley Road
 Ann Arbor, Michigan 48108
Re: Third Amended and Restated Employment Agreement
Dear Tom:
In connection with your Third Amended and Restated Employment Agreement with Arotech Corporation effective as of May 1, 2013, as amended (the “Agreement”), we wish to further amend the Agreement in certain respects. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
1.	Notwithstanding the terms of Section 5 of the Agreement, the termination date of the Agreement is extended to March 31, 2018.
In all other respects, the terms of the Agreement will govern the relationship between us.
If the foregoing is acceptable to you, kindly sign this letter in the space provided for your signature below, whereupon this letter will become a binding amendment to the Agreement.
Sincerely yours,
AROTECH CORPORATION

By: /s/ Dean Krutty Dean Krutty Executive Vice President, Operations – North America and Acting CEO

ACCEPTED AND AGREED:

                      /s/ Thomas J. Paup
 Thomas J. Paup